Exhibit 99.3

SECOND QUARTER 2025 PREPARED COMMENTARY

AUGUST 6, 2025

This prepared commentary should be read in conjunction with the earnings press release, quarterly supplemental financial information and the Form 10-Q. All this information can be found on our Investor Relations page at ir.plymouthreit.com.

To start, here are a few key highlights from the second quarter:

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Quarterly results were in line with our expectations and consistent with the full-year forecast provided on February 26, 2025
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Closed on $204.7 million of acquisitions, totaling 2,051,473 square feet with a weighted average initial expected net operating income (“NOI”) yield of 6.7%
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Repurchased 805,394 shares of common stock at an average price per share of $16.26
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Issued the remaining 79,090 Series C Preferred Units for net proceeds of $79.0 million
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Commenced 1,453,757 square feet of leasing, including:
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1,159,263 square feet of renewals at a rental rate increase of 9.0% on a cash basis
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294,134 square feet of new leases at a rental rate increase of 14.0% on a cash basis
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Addressed 69.1% of our 2025 expirations and 17.5% of our 2026 expirations as of August 4th, 2025

Manufacturing Resurgence Driving Demand for Infill Industrial

Ongoing shifts in global trade dynamics and tariff policy continue to influence supply chain strategies across a broad range of industries. In response to rising input costs, increased geopolitical complexity, and longer lead times, companies are accelerating “local-for-local” manufacturing and regional distribution initiatives. These structural changes are driving incremental demand for well-located, functional industrial product—particularly in core logistics corridors with access to labor, transportation infrastructure, and end markets. As companies look to enhance operational resilience, the demand for smaller, functional spaces capable of supporting light manufacturing and regional distribution continues to grow.

PLYM’s portfolio of small bay, infill-industrial properties is well positioned to meet these evolving tenant requirements. We have initiated renewal discussions with several of our light-manufacturing tenants across approximately 900,000 square feet, many of which include meaningful tenant investment and longer-term commitments—often in the 7- to 10-year range.

Examples of this in the portfolio include the following:

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Execution of a six-year, 121,981-square-foot lease with an existing Cincinnati tenant, expanding their footprint to 358,386 square feet. This lease reflects a 10% cash rent increase over the expiring lease and significantly improved tenant credit quality. The tenant’s capital investment into the facility further underscores the utility of our assets and the long-term value they provide to occupiers
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In Atlanta, a tenant has agreed to a 10-year, 198,000-square-foot lease extension beginning in 2027 at a 25% increase to expiring rent with 3.5% annual escalations
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In South Bend, a long-standing electrical supply company will absorb 77,000 square feet for a 7-year term at a 37% rent increase from expiring rents with 3.25% annual escalations
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A major international building materials provider in Indianapolis has agreed to a 10-year, 219,000-square-foot extension with 12% initial rent growth and 3% annual increases thereafter

These leases underscore the strength of our platform, the durability of tenant relationships, and our ability to drive cash flow through proactive management.

Strategic Deployment into PLYM-type Assets

During the second quarter, we closed on the Ohio Light Industrial portfolio—one of our largest acquisitions to date—totaling 1.95 million square feet across 21 shallow bay industrial buildings in infill locations with immediate access to multimodal transportation nodes. The portfolio spans the key logistics markets of Columbus, Cincinnati, and Cleveland, with an average building size of 93,000 square feet, average clear heights of 20 feet, and 25% average office finish, making them ideal for a range of light manufacturing and warehouse/distribution users.

The portfolio is 97% leased to 75 tenants, featuring an average remaining lease term of 2.47 years and tenant tenure exceeding 12 years, which speaks to the durability of the underlying demand. Notably, in-place rents are approximately 22% below current market, providing significant embedded rent growth potential over time.

This acquisition exemplifies our ability to source scalable, high-yielding industrial product with strong re-leasing potential in markets where supply-demand dynamics favor our strategy. PLYM-type assets—generally 20,000 to 150,000 square feet in Tier II markets—currently exhibit occupancy rates 420 basis points above broader market averages. These assets continue to benefit from a structural supply shortage, even as national net absorption trends have moderated in the first half of 2025. With new development largely concentrated in bulk product and the comparatively high cost to build smaller facilities, our portfolio remains well insulated and positioned to outperform through disciplined capital deployment and active asset management.

Leasing Update

Leases commencing during the second quarter ended June 30, 2025, with terms of at least six months, totaled an aggregate of 1,453,757 square feet. The blended rental rate increase was 10.0% over expiring rents on a cash basis.

As of June 30, 2025:

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Same store occupancy was 95.0%, up 30 bps from Q1
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Total portfolio occupancy was 94.6%, up 30 bps from Q1 reflecting:
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+50 bps from the St. Louis leasing activity
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+40 bps from Cleveland leasing activity
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+40 bps from acquisitions in Cincinnati
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+30 bps from acquisition activity
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–130 bps from known leasing roll-over in Memphis

Q2 2025 Leasing Metrics (leases ≥ 6 months in term):

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Total: 1,453,757 square feet commenced
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Renewals: 1,159,623 square feet at +9.0% cash rent increase; 79.8% renewal rate (1.4% fixed rate renewals)
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New leases: 294,134 square feet at +14.0% increase
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Blended increase: +10.0%

2025 YTD Leasing Metrics (through August 4th, 2025):

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Total: 5,923,104 square feet executed
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Expirations addressed: 69.1%
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Renewals: 4,119,415 square feet at +15.1%; 70.5% renewal rate (7.5% fixed rate, there are no fixed rate renewals remaining)
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New leases: 1,803,689 square feet (1,008,882 square feet previously vacant) at +9.9%
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Blended increase: +13.6%

Notably, 63.7% of executed leased space YTD has been for spaces greater than 100,000 square feet, while 85.0% of the portfolio is comprised of leases under 100,000 square feet. Larger lease transactions have tended to produce lower rental increases compared to leasing activity for smaller suites.

Additional Leasing Notes (not yet reflected in metrics above):

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169,500 square feet of additional short-term space at the 769,500-square-foot St. Louis facility has been extended under a rolling 90-day agreement through year-end
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99,000 square feet in Indianapolis was signed for a ten-month term beginning September 1, 2025
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Upcoming 2025 expirations under negotiation:
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624,159 square feet in St. Louis: renewal amendment in process for a three-year term beginning September 1, 2025
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847,284 square feet of remaining 2025 expirations with 80% in active lease discussions

Leasing momentum for 2026 has begun to accelerate, with 265,000 square feet of leases executed in July and an additional 374,000 square feet currently out for signature. Notable transactions include a 7-year, 228,000-square-foot lease renewal in South Bend, a 10-year, 219,000-square-foot lease renewal in Indianapolis, and a 5-year, 155,000-square-foot lease renewal in Charlotte. Several additional deals are in advanced stages and are expected to be executed during the third quarter.

Separately, a 198,000-square-foot lease originally expiring in 2027 was extended for 10 years. We are beginning to observe a clear trend: manufacturing tenants are increasingly seeking to secure long-term control of their space well in advance of lease expiration.

Acquisitions

Year-to-date, we have acquired $269.7 million of smaller-, infill-industrial properties which provide flexibility to multi-tenant users as well as autonomy and image for smaller single- tenant occupants. We are intentionally targeting buildings in markets and submarkets where new development activity has focused on larger facilities, and scarcity of smaller, versatile product has resulted in higher occupancy rates and outsized rent growth.

During the second quarter of 2025, we acquired 22 industrial buildings totaling 2,051,473 square feet across two separate transactions for $204.7 million, achieving a weighted average initial expected NOI yield of 6.7%. These assets have a weighted average remaining lease term of 2.6 years.

Market	Final Mile	Tradelane Portion I	World Commerce Center	312 S Holland	Tradelane Portion II	725 Hwy 74	Ohio Light
Acquisition Date	7/18/2024	12/17/2024	2/20/2025	3/13/2025	3/13/2025	5/20/2025	6/18/2025
MSA	Memphis	Cincinnati	Cincinnati	Atlanta	Cincinnati	Atlanta	Ohio[4]
Year Built	2004[1]	2007[2]	1986	1999	1986[2]	2014	1991[3]
Building Count	14	9	1	1	4	1	21
Tenants	46	23	1	1	10	1	75
Size (SF)	1,621,241	258,082	263,000	297,583	240,658	100,420	1,951,053
Acres	103.4	20.7	17.6	19.2	15.7	6.1	139.1
Purchase Price	$100,500	$20,149	$23,300	$23,874	$17,851	$11,700	$193,000
Price $ /SF	$61.99	$77.88	$88.59	$80.31	$74.20	$116.51	$98.92
Yield	8.0%	6.8%	6.7%	6.8%	7.0%	7.0%	6.7%
WALT (Years)	3.4	2.8	6.5	2.9	4.0	5.0	2.5

1 Portfolio vintage ranges 1985-2004

2 Portfolio vintage ranges 1965-2007

3 Portfolio vintage ranges 1970-2000

4 Markets include Cincinnati, Cleveland and Columbus, Ohio

Dating back to Q3 2024, we have deployed $390.4 million of the $500.0 million of strategic capacity created by the Sixth Street transaction into 51 industrial buildings encompassing 4.7 million square feet in our core markets – Memphis, Columbus, Cincinnati, Cleveland, and Atlanta – at an initial expected weighted average NOI yield of 7.1%. At acquisition, existing contract rents across these portfolios were 20 plus percent below market, and the portfolios were purchased at a 40% discount to replacement cost on a weighted average basis. We will continue our acquisition strategy of expanding existing markets through the purchase of a well-located, functional warehouse/distribution space with demonstrable upside as we deploy the balance of the earmarked capital.

Balance Sheet Update

Some of the balance sheet highlights as of June 30, 2025, are as follows (see pages 16-17 of the supplemental):

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Net debt to Adjusted EBITDA of 6.1x
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Net debt plus Preferred to Adjusted EBITDA of 7.1x
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79.2% of our total debt is unsecured
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74.5% of our debt is fixed, including through interest rate swaps, with a weighted average cost of 3.43%
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No debt maturities for the remainder of 2025 and one secured loan maturity in 2026 in the amount of $59.5 million
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$285.8 million of availability on our unsecured credit facility
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Acquired and settled 805,394 shares of our common stock at an average price per share of $16.26 under the previously announced $90 million share repurchase program
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Issued the remaining 79,090 Series C Preferred Units, receiving $79.0 million in net proceeds
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Subsequent to the second quarter, we repurchased and settled an additional 225,829 shares of common stock at an average purchase price per share of $16.14

The second quarter brought notable activity to our balance sheet, including the completion of our Series C preferred issuance, the acquisition of $204.7 million in industrial properties, and the repurchase and settlement of 805,394 common shares. As a result, our net debt plus preferred to Adjusted EBITDA temporarily moved above our targeted range; however, we anticipate returning to the 6 times range by year-end as recently acquired assets stabilize and leasing execution continues across the remainder of 2025. We remain focused on capital allocation, actively evaluating our requirements as we balance deployment into the acquisition pipeline with continued opportunistic execution under our share repurchase program.

Discussion of Second Quarter 2025

Core FFO for the second quarter was $0.46 per share, primarily reflecting a full quarter’s contribution from Q1 acquisitions, seasonal reductions in operating expenses with the transition to warmer weather, and a partial quarter’s contribution from Q2 acquisitions. These benefits were partially offset by higher G&A expenses, largely due to professional fees, and increased preferred dividends following the issuance of the remaining 79,090 Series C preferred units during the quarter.

Same store NOI increased 4.1% on a cash basis year-over-year, excluding early termination fees. The growth was primarily driven by contractual rent escalations and favorable leasing spreads on both renewals and new leases, partially offset by higher than forecasted vacancy levels during the second quarter of 2025. As noted in Q1 2025, there was approximately 1.6 million square feet of speculative leasing in greater than 100,000 square foot space segment in the same store guidance, 79.4% of which has now been addressed leaving approximately 321,000 square feet remaining. In total there is approximately 582,000 square feet remaining to lease up as illustrated below:

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Q1 2025 Same Store Occupancy 94.7%
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Previously Identified >100,000 SF Spec Leasing (Cleveland, Indy) 2.1%
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Previously Disclosed Creekside Vacancy -1.3%
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Net Other Leasing 1.0%
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2025 Year-end Same Store Occupancy 96.5%

The following table summarizes our actual same store occupancy over the past six quarters, along with our projected average occupancy range for full-year 2025:

	Q1-2024	Q2-2024	Q3-2024	Q4-2024	2024 Average	Q1-2025	Q2-2025	FY 2025 Guidance Range
Same Store Occupancy	97.6%	97.6%	94.2%	92.2%	95.4%	94.7%	95.0%	95.0% - 97.0%

G&A expenses increased compared to the prior year period, primarily due to elevated professional and accounting fees. We expect G&A to normalize to approximately $4.0 million per quarter in the second half of the year, aligning with our full-year guidance range of $16.8 million to $17.2 million.

Interest expense declined year-over-year, driven by a lower average outstanding balance on our line of credit following its payoff in Q4 2024 using proceeds from the Sixth Street transaction. The reduction was further supported by the repayment of the Midland National Life ($10.5 million) and Ohio National Life ($18.0 million) mortgages, as well as the net proceeds from the final issuance of Series C preferred units during the second quarter.

Discussion of 2025 Guidance and Assumptions

We have affirmed our previously issued full-year 2025 guidance range for Core FFO per weighted average common share and units, originally provided on February 26, 2025, while updating our net income guidance and related underlying assumptions (see page 9 of the supplemental).

We expect Core FFO to remain relatively flat in the third quarter compared to the second quarter, reflecting the full impact of the final $79 million issuance of the Series C Preferred and a delay in speculative leasing execution, as tenants continue to extend decision-making timeframes. We anticipate a strong second half of the year as we address the balance of 2025 lease roll and make progress on leasing currently vacant space.

With 74.5% of our debt fixed, including interest rate swaps, and no maturities scheduled for 2025, we expect limited exposure to interest rate volatility as we continue to utilize the line of credit to fund accretive acquisition activity.

Our full-year 2025 outlook includes an additional $92 million of acquisitions but does not reflect any impact from the $90 million share repurchase program beyond the repurchases executed and settled as of August 4, 2025.

Conclusion

Our second quarter results reflect disciplined execution across all aspects of our business—operationally, financially, and strategically. We remain focused on driving internal growth through proactive leasing and portfolio management and deploying new capital into accretive, high-quality assets in our core markets. The steady pace of leasing progress, coupled with expanding tenant commitments and meaningful embedded rent growth, supports our conviction in the long-term earnings power of the portfolio. With our balance sheet positioned to support future growth and our acquisition pipeline continuing to yield attractive opportunities, we are well aligned with our 2025 plan and remain confident in our ability to deliver durable cash flow and long-term value to our shareholders.

Thank you for your continued interest and investment in Plymouth.

Jeff Witherell, CEO and Co-Founder

Forward-Looking Statements

This commentary includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this commentary, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this commentary, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.